UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2006

WALTER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida		33607
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2006, Walter Industries, Inc. (the “Company”) completed the spin-off of Mueller Water Products, Inc. In connection with the spin-off, the Company and Mueller Water Products, Inc., including each of their respective subsidiaries, affiliates, advisors and agents entered into a Joint Litigation Agreement to allocate responsibilities for pending and future litigation and claims, to share insurance coverages and third-party indemnification rights, where appropriate; and to cooperate generally with each other regarding such litigation claims and rights going forward. A copy of the Joint Litigation Agreement is attached hereto as Exhibit 10.1 and its terms are incorporated by reference.

Item 2.01                                 Completion of Acquisition or Disposition of Assets

As noted in Item 1.01 above, the Company completed the spin-off of Mueller Water Products, Inc. on December 14, 2006. The distribution took place in the form of a pro rata dividend to holders of record as of December 6, 2006 (the “Record Date”) of the Company’s common stock.  The stockholders of the Company received 1.6524432 shares of Series B common stock of Mueller Water Products, Inc. for each share of the Company’s common stock held as of the Record Date.  Cash for fractional share interests was calculated based on the closing “when issued” market price of Mueller Water Products, Inc. Series B shares (MWA.B) on December 14, 2006.  In total, the Company distributed approximately 85.8 million shares of Mueller Water Products, Inc. Series B common stock to its stockholders, representing all of the shares of capital stock of Mueller Water Products, Inc. that the Company owned as of December 14, 2006.  The Spin-Off was structured to be tax-free to the Company’s stockholders for U.S. tax purposes (other than with respect to any cash received in lieu of fractional shares).  The unaudited pro forma financial statements of the Company reflecting the spin-off of Mueller Water Products, Inc. are attached as Exhibit 99(a).

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the spin-off of Mueller Water Products, Inc. as noted in Items 1.01 and 2.01 above, Gregory E. Hyland tendered his resignation as Chairman of the Board, President and Chief Executive Officer of the Corporation effective at the close of business on December 14, 2006. Mr. Hyland will continue in the offices of Chairman of the Board, President and Chief Executive Officer of Mueller Water Products, Inc.

Effective as of the close of business on December 14, 2006, the Company assigned over to, and Mueller Water Products, Inc.  assumed, all of the Company’s rights and obligations under Mr. Hyland’s employment agreement and executive change-in-control severance agreement, except that the Company retained the obligation to determine and pay Mr. Hyland’s incentive compensation payment for calendar year 2006 in accordance with the terms of the Walter Industries, Inc. Executive Incentive Plan. The Assignment and Assumption Agreement is incorporated herein by reference and filed as Exhibit 10.2.

Item 8.01                                             Other Events.

On December 14, 2006, the Company issued a press release announcing that it had completed the spin-off of Mueller Water Products, Inc. A copy of the press release is attached hereto as Exhibit 99(b).

The information contained in Item 8.01 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01                                             Financial Statements and Exhibits

(b)	Pro Forma Financial Information of Walter Industries, Inc. reflecting the spin-off of Mueller Water Products, Inc., attached as Exhibit 99(a).

(d)	Exhibits

10.1	Joint Litigation Agreement.

10.2	Assignment and Assumption Agreement.

99(b)	December 14, 2006, Walter Industries, Inc. Completes Spin-Off of Mueller Water Products, Inc. Series B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Vice Chairman, General Counsel
and Secretary
Date: December 20, 2006